UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2013

Rand Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

161 Worcester Road, Suite 401, Framingham, Massachusetts		01701
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 663-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) and (b) Voting Results.

At the annual meeting of stockholders of Rand Worldwide, Inc. (the “Company”) held on November 6, 2013, the stockholders voted on: (i) the election of six director nominees (Proposal 1); (ii) the adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers (Proposal 2); and (iii) the frequency (every one, two or three years) of future stockholder advisory votes on the compensation of the named executive officers (non-binding advisory vote) (Proposal 3). These matters were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below:

Proposal 1 – to elect six individuals to serve as directors of the Company until the 2014 annual meeting of stockholders:

Director Nominee	For	Withheld	Abstain	Broker Non-Votes
Richard A. Charpie	47,899,947	155,473	0	0
Marc L. Dulude	47,899,001	156,419	0	0
Peter H. Kamin	48,047,400	8,020	0	0
Manu Parpia	48,046,760	8,660	0	0
Lawrence Rychlak	47,899,047	156,373	0	0
Charles D. Yie	47,898,407	157,013	0	0

Proposal 2 – to adopt a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
47,872,956	149,806	32,658	0

Proposal 3 – to recommend, by non-binding advisory vote, the frequency (every one, two or three years) of future non-binding advisory votes on the compensation paid to the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
2,224,864	6,035	45,750,426	0	0

(d) Frequency of Future Say-on-Pay Votes.

After considering the voting results with respect to Proposal 3 discussed above, the Company’s Board of Directors has decided that the stockholder advisory vote to approve the compensation paid to the Company’s named executive officers will be held every three years, commencing with the Company’s 2016 annual meeting of stockholders, and continuing thereafter until such time that the frequency vote is next presented to stockholders or until the Board of Directors determines otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rand Worldwide, Inc.

November 7, 2013	By:	Lawrence Rychlak

Name: Lawrence Rychlak
Title: President and Chief Financial Officer